Exhibit 10.1

TERMINATION OF BUSINESS COMBINATION AGREEMENT

THIS TERMINATION OF BUSINESS COMBINATION AGREEMENT (this “Termination Agreement”) is entered into as of August 21, 2023 (the “Termination Date”), by and between (i) Ross Acquisition Corp II, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“SPAC”), (ii) APRINOIA Therapeutics Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), (iii) APRINOIA Therapeutics Holdings Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“PubCo”), (iv) APRINOIA Therapeutics Merger Sub 1, Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands and a direct wholly-owned subsidiary of PubCo (“Merger Sub 1”), (v) APRINOIA Therapeutics Merger Sub 2, Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands and a direct wholly-owned subsidiary of SPAC (“Merger Sub 2”) and (vi) APRINOIA Therapeutics Merger Sub 3, Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands and a direct wholly-owned subsidiary of SPAC (“Merger Sub 3”).  SPAC, the Company, PubCo, Merger Sub 1, Merger Sub 2, and Merger Sub 3 are sometimes referred to herein, individually, as a “Party” and, collectively, as the “Parties”. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the BCA (as defined below).

RECITALS

WHEREAS, the Parties entered into that certain Business Combination Agreement, dated as of January 17, 2023 (the “BCA”); and

WHEREAS, the Parties desire to terminate the BCA and all other Transaction Documents in accordance with Section 11.01(a) thereof as more fully set forth herein.

NOW THEREFORE, in consideration of the mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.
Termination of BCA. In accordance with 11.01(a) of the BCA, SPAC and the Company hereby agree by mutual consent to terminate the BCA and, consequently, all other Transaction Documents effective as of the date hereof. Pursuant to and in accordance with Section 11.02 of the BCA, the BCA and, consequently, all other Transaction Documents have become void and shall have no effect.

2.	Waiver; Release.

(a)
SPAC, Merger Sub 2, and Merger Sub 3, for themselves, and on behalf of each of their respective affiliates, equity holders, partners, joint venturers, lenders, administrators, representatives, shareholders, parents, subsidiaries, officers, directors, attorneys, agents, employees, legatees, devisees, executors, trustees, beneficiaries, insurers, predecessors, successors, heirs and assigns, hereby absolutely, forever and fully release and discharge the Company, PubCo, and Merger Sub 1, and each of their affiliates and respective present and former direct and indirect equity holders, directors, officers, employees, predecessors, partners, shareholders, joint venturers, administrators, representatives, affiliates, attorneys, agents, brokers, insurers, parent entities, subsidiary entities, successors, heirs, and assigns, and each of them, from all claims, contentions, rights, debts, liabilities, demands, accounts, reckonings, obligations, duties, promises, costs, expenses (including, without limitation, attorneys’ fees and costs), liens, indemnification rights, damages, losses, actions, and causes of action, of any kind whatsoever, whether due or owing in the past, present or future and whether based upon contract, tort, statute or any other legal or equitable theory of recovery, and whether known or unknown, suspected or unsuspected, asserted or unasserted, fixed or contingent, matured or unmatured, with respect to, pertaining to, based on, arising out of, resulting from, or relating to the BCA, the Transaction Documents, and the Mergers (the “SPAC Released Claims”); provided, however, that this Section 2(a) shall not impact, limit, restrict, or waive any terms, provisions, rights or obligations set forth in this Termination Agreement.

(b)
The Company, PubCo, and Merger Sub 1, for themselves, and on behalf of each of their respective affiliates, equity holders, partners, joint venturers, lenders, administrators, representatives, shareholders, parents, subsidiaries, officers, directors, attorneys, agents, employees, legatees, devisees, executors, trustees, beneficiaries, insurers, predecessors, successors, heirs and assigns, hereby absolutely, forever and fully release and discharge SPAC, Merger Sub 2, and Merger Sub 3 and their affiliates and each of their respective present and former direct and indirect equity holders, directors, officers, employees, predecessors, partners, shareholders, joint venturers, administrators, representatives, affiliates, attorneys, agents, brokers, insurers, parent entities, subsidiary entities, successors, heirs, and assigns, and each of them, from all claims, contentions, rights, debts, liabilities, demands, accounts, reckonings, obligations, duties, promises, costs, expenses (including, without limitation, attorneys’ fees and costs), liens, indemnification rights, damages, losses, actions, and causes of action, of any kind whatsoever, whether due or owing in the past, present or future and whether based upon contract, tort, statute or any other legal or equitable theory of recovery, and whether known or unknown, suspected or unsuspected, asserted or unasserted, fixed or contingent, matured or unmatured, with respect to, pertaining to, based on, arising out of, resulting from, or relating to the BCA, the Transaction Documents, and the Mergers; provided, however, that this Section 2(a) shall not impact, limit, restrict, or waive any terms, provisions, rights or obligations set forth in this Termination Agreement (the “Seller Released Claims,” and together with the SPAC Released Claims, the “Released Claims”).

(c)
Each Party acknowledges and understands that there is a risk that subsequent to the execution of this Termination Agreement, each Party may discover, incur or suffer Released Claims that were unknown or unanticipated at the time of the execution of this Termination Agreement, and which, if known on the date of the execution of this Termination Agreement, might have materially affected such Party’s decision to enter into and execute this Termination Agreement. Each Party further agrees that by reason of the releases contained herein, each Party is assuming the risk of such unknown Released Claims and agrees that this Termination Agreement applies thereto.

3.	Mutual Representation. Each Party represents and warrants to the other Party that it has complied in all material respects with Section 9.02 of the BCA.

4.
Public Announcements. SPAC shall issue a Current Report on Form 8-K relating to this Termination Agreement hereto no later than the fourth (4th) Business Day after the date hereof (the “Form 8-K”). Thereafter, and except for (i) such Form 8-K filing, (ii) disclosure or communication required by applicable Law or stock exchange rule or (iii) in response to any request by any Governmental Authority, no Party shall issue any press release, public statement or public filing with respect to the other Parties, the transactions contemplated by the BCA and/or this Termination Agreement, without the prior written consent of the SPAC, in the case of the Company, PubCo, or Merger Sub 1, or the Company in the case of the SPAC, Merger Sub 2, or Merger Sub 3. Notwithstanding anything to the contrary in the foregoing, nothing set forth in this Section 4 shall prohibit SPAC from making similar disclosures as set forth in the Form 8-K in other future filings, proxy statements or other documents filed with, or disclosed with, the SEC.

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5.
Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury; Trust Account Waiver. Section 12.01, Section 12.07, and Section 12.08 of the BCA are hereby incorporated by reference into this Termination Agreement mutatis mutandis.

6.
Headings.  The headings in this Termination Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Termination Agreement.

7.
Severability. If any term or other provision of this Termination Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Termination Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Termination Agreement are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Termination Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Termination Agreement be consummated as originally contemplated to the fullest extent possible.

8.
Counterparts. This Termination Agreement may be executed in two or more counterparts, and by different Parties in separate counterparts, with the same effect as if all Parties had signed the same document, but all of which together shall constitute one and the same instrument.  Copies of executed counterparts of this Agreement transmitted by electronic transmission (including by email or in .pdf format) or facsimile, as well as electronically or digitally executed counterparts (such as DocuSign) shall have the same legal effect as original signatures and shall be considered original executed counterparts of this Agreement.

9.	Amendment. This Termination Agreement may only be amended in writing by the Parties.

10.
Expenses. Each Party hereby agrees to pay the expenses (including the fees and expenses of counsel, accountants, investment bankers, experts and consultants) incurred by such Party in connection with the BCA and the transactions contemplated thereby in accordance with the BCA.

[Signature Page Follows]

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IN WITNESS WHEREOF the Parties have hereunto caused this Termination Agreement to be duly executed as of the date first above written.

SPAC:

ROSS ACQUISTION CORP II

By:	/s/ Wilbur L. Ross, Jr.
Name:	Wilbur L. Ross, Jr.
Title:	President and Chief Executive Officer

Signature Page to Termination Agreement

IN WITNESS WHEREOF the Parties have hereunto caused this Termination Agreement to be duly executed as of the date first above written.

COMPANY:

APRINOIA Therapeutics Inc.

By:	/s/ Ming-Kuei Jang
Name:	Ming-Kuei Jang
Title:	Director

Signature Page to Termination Agreement

IN WITNESS WHEREOF the Parties have hereunto caused this Termination Agreement to be duly executed as of the date first above written.

PUBCO:

APRINOIA Therapeutics Holdings Limited

By:	/s/ Ming-Kuei Jang
Name:	Ming-Kuei Jang
Title:	Director

MERGER SUB 1:

APRINOIA Therapeutics Merger Sub 1, Inc.

By:	/s/ Ming-Kuei Jang
Name:	Ming-Kuei Jang
Title:	Director

Signature Page to Termination Agreement

IN WITNESS WHEREOF the Parties have hereunto caused this Termination Agreement to be duly executed as of the date first above written.

MERGER SUB 2:

APRINOIA Therapeutics Merger Sub 2, Inc.

By:	/s/ Nadim Qureshi
Name:	Nadim Qureshi
Title:	Director

MERGER SUB 3:

APRINOIA Therapeutics Merger Sub 3, Inc.

By:	/s/ Nadim Qureshi
Name:	Nadim Qureshi
Title:	Director

Signature Page to Termination Agreement